FOR IMMEDIATE RELEASE:	NEWS
August 7, 2007	OTCBB: RNCH

Rancher Energy Corp. Names Richard E. Kurtenbach Chief Accounting Officer

DENVER, Colorado - Rancher Energy Corp. (OTCBB: RNCH) today announced the appointment of Richard E. Kurtenbach as chief accounting officer. Kurtenbach brings more than 25 years of experience in domestic and international oil & gas operations as well as a Big Four audit background. His experience includes international operations, asset acquisition and divestiture, SEC reporting, budgeting, strategic planning, and financial reporting.

The Company also announced that Daniel Foley, chief financial officer, has resigned from the Company effective August 31, 2007, to pursue other interests. Foley will be available as a consultant to Rancher Energy for at least two months.

Prior to joining Rancher Energy, Kurtenbach was vice president administration and controller with publicly-traded Galaxy Energy Corporation, where he managed all administrative and accounting functions, including preparation of financial statements for SEC filings, internal controls and Sarbanes-Oxley compliance, financial modeling, and management of joint interest activities for domestic and international drilling programs.

Kurtenbach’s previous assignments include Marathon Oil Company, where he was an accounting supervisor, financial reporting for the Powder River Business Unit; Hilton Petroleum as finance and administration manager; Ampolex (USA), where he held various positions, including manager, commercial services, Americas Region, manager finance and administration, and financial controller; Phelps Dodge Fuel Development Corporation as controller; and Price Waterhouse as staff auditor. Kurtenbach formerly practiced as a CPA in Illinois and Colorado. He holds a B.S. in Accounting from Illinois State University.

John Works, president and CEO of Rancher Energy, said Kurtenbach will have organizational responsibility for the Company’s accounting department, including accounting, payroll, procurement, daily operational activities, financial management reporting, management of audit processes and Sarbanes-Oxley compliance.

“Richard Kurtenbach is a seasoned finance professional who brings a wealth of diversified finance, accounting, SEC reporting and management experience to his position with Rancher Energy,” Works said. “His addition to the team strengthens our finance and accounting capabilities at a critical time in our evolution.”

Works added, “We appreciate the contribution Dan Foley has made to the Company and wish him well in his future endeavors.”

About Rancher Energy Corp.
Rancher Energy is an innovative oil & gas exploration & development company with a targeted strategy to reinvigorate older, historically productive oil fields in the hydrocarbon-rich Rocky Mountain region of the United States. Using CO2 injection coupled with other leading edge hydrocarbon recovery techniques, including 3-D seismic data and directional drilling, Rancher Energy is extracting proven in-place oil that remains behind in mature fields. Rising energy demand and strong oil & gas prices combined with advances in oil recovery have made this strategy profitable. Rancher Energy is taking advantage of this convergence by acquiring low risk, high quality, historically productive plays with under-exploited reserves and developing customized enhanced recovery strategies to maximize production.

Forward-Looking Statements
This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the Company's ability to obtain financing to construct pipeline and other infrastructure and for other operational and working capital purposes, the uncertainty of recovery factors for the enhanced oil recovery projects, the volatility of oil prices, general economic and business conditions, and other factors over which the Company has little or no control. The Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

Contacts:

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044

Dan Foley
Chief Financial Officer
Rancher Energy Corp.
303-928-7754